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                                                                    Exhibit 99.1

                           ARTICLES OF INCORPORATION
                                       OF
                  PRUDENTIAL DISTRESSED SECURITIES FUND, INC.



     I, the incorporator, Kim C. Oriol, whose post office address is One Seaport Plaza, New York, New York 10292, being at least eighteen years of age, am, and by virtue of the General Laws of the State of Maryland, authorizing the formation of corporations, forming a corporation.

                                   ARTICLE I.

     The name of the corporation (hereinafter called the "Corporation") is Prudential Distressed Securities Fund, Inc.

                                  ARTICLE II.

                                   Purposes
                                   --------

     The purpose for which the Corporation is formed is to act as an open-end investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended (the Investment Company Act) and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereinafter in force.

                                  ARTICLE III.

                              Address in Maryland
                              -------------------

       The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o CT Corporation System, 32 South Street Baltimore, Maryland 21202.
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     The name of the Corporation's resident agent is The Corporation Trust
Incorporated, and its post office address is 32 South Street, Baltimore Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                  ARTICLE IV.

                                  Common Stock
                                  ------------

     Section 1. The total number of shares of capital stock which the Corporation shall have authority to issue is 2,000,000,000 shares of the par value of $.001 per share and of the aggregate par value of $2,000,000 to be divided initially into three classes, consisting of 1,000,000,000 shares of Class A Common Stock, 500,000,000 shares of Class B Common Stock and 500,000,000 shares of Class C Common Stock.

     (a) Each share of Class A, Class B and Class C Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights, except that (i) expenses related to the distribution of a class of shares shall be borne solely by such class; (ii) the bearing of any such expenses solely by shares of a class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) the Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) the Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee

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as determined by the Board of Directors from time to time; and (v) the Class C
Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time. All shares of a particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

     (b) Each share of the Class B Common Stock of the Corporation shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares (including fractions thereof) of the Class A Common Stock of the Corporation (computed in the manner hereinafter described), at the applicable net asset value of each Class, at the time of the calculation of the net asset value of such Class B Common Stock at such times, which may vary between shares originally issued for cash and shares purchased through the automatic reinvestment of dividends and distributions with respect to Class B Common Stock (each a Conversion Date), determined by the Board of Directors in accordance with applicable laws, rules, regulations and interpretations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and pursuant to such procedures as may be established from time to time by the Board of Directors and disclosed in the Corporation's then current prospectus for such Class A and Class B Common Stock.

     (c) The number of shares of the Class A Common Stock of the Corporation into which a share of the Class B Common Stock is

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converted pursuant to Paragraph (1)(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

     (d) On the Conversion Date, the shares of the Class B Common Stock of the Corporation converted into shares of the Class A Common Stock will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

     (e) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of shares of the Class B Common Stock to shares of the Class A Common Stock as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in this Section 1 and subject to any restrictions or requirements under the Investment Company Act of 1940 and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission, and conditions or limitations contained in an order issued by the Securities and Exchange Commission applicable to the Corporation, or any restrictions or requirements under the Internal Revenue Code of 1986, as amended, and the rules,

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regulations and interpretations promulgated or issued thereunder.

     Section 2. The Board of Directors may, in its discretion, classify and reclassify any unissued shares of the capital stock of the Corporation into one or more additional or other series or classes by setting or changing in any one or more respects the designations, conversion or other rights, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing series or class. If additional series are designated by the Board of Directors, such series of capital stock, and any classes into which such series may be further divided, shall relate to separate portfolios of investments.

     Section 3. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any series or class of capital stock, the holders of each series and class of capital stock of the Corporation shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various series or classes of capital stock may vary among such series or classes. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular series or class of capital stock may be charged to and borne solely by such series or class and the bearing of expenses solely by a series or class may be appropriately reflected (in a

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manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of each such series or class of capital stock.

     Section 4. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any series or class of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the series or class thereof, and all shares of all series and classes shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any series or class is required by the Investment Company Act of 1940, as amended, and in effect from time to time, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that series or class shall apply in lieu of a general vote of all series and classes as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more series or classes, then subject to paragraph (c) below, the shares of all other series and classes not entitled to a separate vote shall vote together as a single class; and (c) as to any matter which in the judgment of the Board of Directors (which shall be conclusive) does not affect the interest of a particular series or class, such series or class

                                       6
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shall not be entitled to any vote and only the holders of shares of the one or more affected series and classes shall be entitled to vote.

     Section 5. Unless otherwise expressly provided in the charter of the Corporation, including any Articles Supplementary creating any series or class of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of shares of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation (as such liabilities may affect one or more of the classes of shares of capital stock of the Corporation), to share ratably in the remaining net assets of the Corporation; provided, however, that in the event the capital stock of the Corporation shall be classified or reclassified into series, holders of any shares of capital stock within such series shall be entitled to share ratably out of assets belonging to such series pursuant to the provisions of Section 7(c) of this Article IV.

     Section 6. Each share of any class of the capital stock of the Corporation, and in the event the capital stock of the Corporation shall be classified or reclassified into series, each share of any class of capital stock of the Corporation within such series shall be subject to the following provisions:

          (a) The net asset value of each outstanding share of capital stock of the Corporation (or of a series or class, in the event the capital stock of the Corporation

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     shall be so classified or reclassified into series), subject to subsection
     (b) of this Section 6, shall be the quotient obtained by dividing the value of the net assets of the Corporation (or the net assets of the Corporation attributable or belonging to that series or class as designated by the Board of Directors pursuant to Articles Supplementary) by the total number of outstanding shares of capital stock of the Corporation (or of such series or class, in the event the capital stock of the Corporation shall be classified or reclassified into series). Subject to subsection (b) of this
     Section 6, the value of the net assets of the Corporation (or of such series or class, in the event the capital stock of the Corporation shall be classified or reclassified into series) shall be determined pursuant to the procedures or methods (which procedures or methods, in the event the capital stock of the Corporation shall be classified or reclassified into series, may differ from series to series or from class to class) prescribed or approved by the Board of Directors in its discretion, and shall be determined at the time or times (which time or times may, in the event the capital stock of the Corporation shall be classified into series or classes, differ from series to series) prescribed or approved by the Board of Directors in its discretion. In addition, subject to subsection (b) of this Section 6, the Board of Directors, in its discretion, may suspend

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     the daily determination of net asset value of any share of any series or class of capital stock of the Corporation.

          (b) The net asset value of each share of the capital stock of the Corporation or any series or class thereof shall be determined in accordance with any applicable provision of the Investment Company Act, any applicable rule, regulation or order of the Securities and Exchange Commission thereunder, and any applicable rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934.

          (c) All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder pursuant to the applicable provisions of the Investment Company Act and laws of the State of Maryland, including any applicable rules and regulations thereunder. Each holder of a share of any series or class, upon request to the Corporation (if such holder's shares are certificated, such request being accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer), shall be entitled to require the Corporation to redeem all or any part of such shares outstanding in the name of such holder on the books of the Corporation (or as represented by share certificates surrendered to the Corporation by

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     such redeeming holder) at a redemption price per share determined in accordance with subsection (a) of this Section 6.

          (d) Notwithstanding subsection (c) of this Section 6, the Board of Directors of the Corporation may suspend the right of the holders of shares of any or all series or classes of capital stock to require the Corporation to redeem such shares or may suspend any purchase of such shares:

          (i) for any period (A) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;

          (ii) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it and belonging to the affected series of capital stock (or the Corporation, if the shares of capital stock of the Corporation have not been classified or reclassified into series) is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of the affected series of capital stock; or

          (iii) for such other periods as the Securities and Exchange Commission or any successor thereto may by order

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     permit for the protection of the holders of shares of capital stock of the
     Corporation.

          (e) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of the outstanding shares of any series or class upon the sending of written notice thereof to each holder whose shares are to be redeemed and upon such terms and conditions as the Board of Directors, in its discretion, shall deem advisable, out of funds legally available therefor, at the net asset value per share of that series or class determined in accordance with subsections (a) and (b) of this Section 6 and take all other steps deemed necessary or advisable in connection therewith.

          (f) The Board of Directors may by resolution from time to time authorize the purchase by the Corporation, either directly or through an agent, of shares of any series or class of the capital stock of the Corporation upon such terms and conditions and for such consideration as the Board of Directors, in its discretion, shall deem advisable out of funds legally available therefor at prices per share not in excess of the net asset value per share of that series or class determined in accordance

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     with subsections (a) and (b) of this Section 6 and to take all other steps deemed necessary or advisable in connection therewith.

          (g) Except as otherwise permitted by the Investment Company Act, payment of the redemption price of shares of any series or class of the capital stock of the Corporation surrendered to the Corporation for redemption pursuant to the provisions of subsection (c) of this Section 6 or for purchase by the Corporation pursuant to the provisions of subsection
     (e) or (f) of this Section 6 shall be made by the Corporation within seven days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors, in its discretion, shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his or her shares redeemed in portfolio securities.

          (h) In the absence of any specification as to the purposes for which shares are redeemed or repurchased by the Corporation, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland. Shares of any series or class retired by repurchase or redemption shall thereafter have the status of authorized but unissued shares of such series or class.

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     Section 7.  In the event the Board of Directors shall authorize the classification or reclassification of shares into series, unless otherwise provided by the Board of Directors in the Articles Supplementary creating such series, the Board of Directors may (but shall not be obligated to) provide that each series shall have the following powers, preferences and voting or other special rights, and the qualifications, restrictions and limitations:

          (a) All consideration received by the Corporation for the issue or sale of shares of capital stock of each series, together with all income, earnings, profits, and proceeds received thereon, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, payments and funds, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form the same may be, are herein referred to as "assets belonging to" such series.

          (b) The Board of Directors may from time to time declare and pay dividends or distributions, in additional

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     shares of capital stock of such series or in cash, on any or all series of capital stock, the amount of such dividends and the means of payment being wholly in the discretion of the Board of Directors.

          (i) Dividends or distributions on shares of any series shall be paid only out of earned surplus or other lawfully available assets belonging to such series.

          (ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power, in its discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a series has a net capital loss for a fiscal year, and to the extent that the net capital loss offsets net capital gains from such series, the amount to be deemed available

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     for distribution to that series with the net capital gain may be reduced by the amount offset.

          (c) In the event of the liquidation or dissolution of the Corporation, holders of shares of capital stock of each series shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to such holders, but other than general assets not belonging to any particular series, the assets belonging to such series; and the assets so distributable to the holders of shares of capital stock of any series shall be distributed, subject to the provisions of subsection (d) of this Section 7, among such stockholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series and available for distribution, such distribution shall be made to the holders of all series in proportion to the net asset value of the respective series determined in accordance with the charter of the Corporation.

          (d) The assets belonging to any series shall be charged with the liabilities in respect to such series, and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the asset value of the respective series determined in accordance with the charter of the Corporation. The

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     determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given series, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

     Section 8. Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     Section 9. No holder of shares of Common Stock of the Corporation shall, as such holder, have any pre-emptive right to purchase or subscribe for any shares of the Common Stock of the Corporation of any series or class which it may issue or sell (whether out of the number of shares authorized by the Articles of Incorporation, or out of any shares of the Common Stock of the Corporation acquired by it after the issue thereof, or otherwise).

     Section 10. All persons who shall acquire any shares of capital stock of the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation.

     Section 11. Notwithstanding any provisions of law requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the outstanding shares of all classes or of the outstanding shares of a particular class or classes, as the case may be, such action

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shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of all series or classes or of the total number of shares of such series or class or classes, as the case may be, outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.

                                   ARTICLE V.

                                   Directors
                                   ---------

     The initial number of Directors of the Corporation shall be three, and the names of those who shall act as such until the first meeting of stockholders and until their successors are duly elected and qualify are as follows:

                                 Ronald Amblard
                                 Ellyn C. Acker
                                  S. Jane Rose

     The By-Laws of the Corporation may fix the number of directors at no less than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws (provided that, if there are no shares outstanding, the number of directors may be less than three but not less than one), and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

     The By-Laws of the Corporation may divide the directors of the Corporation into classes and prescribe the tenure of office of the

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several classes; but no class shall be elected for a period shorter than one year or for a period longer than five years, and the term of office of at least one class shall expire each year.

                                  ARTICLE VI.

                   Indemnification of Directors and Officers
                   -----------------------------------------

     Section 1. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act, as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act), as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article VI shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article VI shall impair the rights of any person arising at

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any time with respect to events occurring prior to such amendment.  For purposes of this Article VI, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

     Section 2. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the Investment Company Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of

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the duties involved in the conduct of his or her office.  No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                                  ARTICLE VII.

                                 Miscellaneous
                                 -------------

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

     Section 1. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

          (a) To make, alter, amend or repeal from time to time the By-Laws of the Corporation except as such power may otherwise be limited in the By-Laws.

          (b) To issue shares of any series or class of the capital stock of the Corporation.

          (c) To authorize the purchase of shares of any series or class in the open market or otherwise, at prices not in excess

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     of their net asset value for shares of that class, series or class within such series determined in accordance with subsections (a) and (b) of
     Section 6 of Article IV hereof, provided that the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

          (d) To declare and pay dividends and distributions from funds legally available therefor on shares of such series or class, in such amounts, if any, and in such manner (including declaration by means of a formula or other similar method of determination whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration) and to the holders of record as of such date, as the Board of Directors may determine.

          (e) To take any and all action necessary or appropriate to maintain a constant net asset value per share for shares of any class, series or class within such series.

     Section 2. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles applied by or pursuant to the direction of the Board of Directors or as otherwise required or permitted by the Securities and Exchange Commission, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares, past, present and future, of each series or class, and shares are issued and sold on the condition and undertaking, evidenced by acceptance of certificates for such

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shares by, or confirmation of such shares being held for the account of, any stockholder, that any and all such determinations shall be binding as aforesaid.

     Nothing in this Section 2 shall be construed to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Section 3. The directors of the Corporation may receive compensation for their services, subject, however, to such limitations with respect thereto as may be determined from time to time by the holders of shares of capital stock of the Corporation.

     Section 4. Except as required by law, the holders of shares of capital stock of the Corporation shall have only such right to inspect the records, documents, accounts and books of the Corporation as may be granted by the Board of Directors of the Corporation.

     Section 5. Any vote of the holders of shares of capital stock of the Corporation authorizing liquidation of the Corporation or proceedings for its dissolution may authorize the Board of Directors to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, which assets are the assets belonging to the Corporation or any series thereof available for distribution to the holders of shares of capital stock of the Corporation or any series thereof (pursuant to the provisions of Section 7 of Article IV hereof) and may divide, or authorize the Board of Directors to divide, such assets among the stockholders of the shares of capital stock of the Corporation or any series thereof in such manner as to ensure that each such holder receives an amount from the proceeds of such liquidation or dissolution that such holder is entitled to, as determined pursuant to the provisions of Sections 3 and 7 of
Article IV hereof.

                                 ARTICLE VIII.

                                   Amendments
                                   ----------

     The Corporation reserves the right from time to time to amend, alter or repeal any of the provisions of these Articles of Incorporation (including any amendment that changes the terms of any of the outstanding shares by classification, reclassification or otherwise), and to add or insert any other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article VIII.

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

     I hereby acknowledge these Articles of Incorporation to be my act, and affirm that to the best of my knowledge, information and belief, all matters and facts set forth herein are true in all material respects and that this statement is made under the penalties of perjury.

November 28, 1995


                                      /s/ Kim C. Oriol
                                     -----------------------------
                                     Kim C. Oriol

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